                                                        Exhibit 10.31

                  Committed to the future of rural communities

                       Rural Business-Cooperative Service

           VALUE-ADDED AGRICULTURAL PRODUCT MARKET DEVELOPMENT (VAPG)
                                 GRANT AGREEMENT

This Grant Agreement (Agreement) dated 11-03-06, between SOUTHWEST IOWA
RENEWABLE ENERGY, LLC (Grantee), and the United States of America, acting through the Rural Business-Cooperative Service of the Department of Agriculture
(Grantor), for $300,000.00 in grant funds under the VAPG program, delineates the agreement of the parties.

NOW, THEREFORE, in consideration of the grant;

The parties agree that all the terms and provisions of the VAPG NOSA and application submitted by the Grantee for this VAPG grant, including any attachments or amendments, are incorporated and included as part of this
Agreement. Any changes to these documents or this Agreement must be approved in writing by the Grantor.

The Grantor agrees to make available to the Grantee for the purpose of this
Agreement funds in an amount not to exceed the Grant funds, subject to the terms and conditions of this Agreement.

As a condition of the Agreement, the Grantee certifies that at least 51 percent of the outstanding interest in the project has membership or is owned by those who are either citizens of the United States or reside in the United States after being legally admitted for permanent residence.

As a condition of the Agreement, the Grantee certifies that it is in compliance with and will comply in the course of the Agreement with all applicable laws, regulations, Executive Orders, and other generally applicable requirements, including those contained in 7 CFR 3015, 7 CFR 3019, 7 CFR 4284, subparts A and
J, and the VAPG NOSA, which are incorporated into this agreement by reference, and such other statutory provisions as are specifically contained herein. The
Grantee will comply with title VI of the Civil Rights Act of 1964, section 504 of the Rehabilitation Act of 1973, the Age Discrimination Act of 1975, the
Americans with Disabilities Act, Executive Order 12898, and Executive Order
12250.

As a condition of the Agreement, the Grantee certifies that its management has read and understands the requirements of 7 CFR 3015, "Uniform Federal Assistance
Regulations," 7 CFR 3017, "Government wide Debarment and Suspension
Nonprocurement," 7 CFR 3018, Restrictions on Lobbying," 7 CFR part 3019,
"Uniform Administrative Requirements for Grants and Agreements with Institutions of Higher Learning," and 7 CFR part 4284, subparts A and J.

NOW, THEREFORE, the parties do hereby agree as follows:

1. Grant

A. The total amount of grant funds payable to the Grantee by the Grantor shall not exceed $300,000.00 (Grant). Any unexpended Grant funds remaining at the time of project completion or termination of the Agreement shall be returned to the
Grantor within 30 calendar days from the date of project completion or termination of the Agreement.

B. Grantee will match Grant funding with an amount equal to or greater than
$300,000.00.  The matching  funds will be spent at a rate equal to or in advance of grant funds,  with the  expenditure  of matching funds not to occur until the date the grant begins.

C. The funding period of this grant will begin on the date the Agreement has been signed by both parties and will conclude within 365 days of the starting date, but no later than December 31, 2007. The Grantee may charge to the grant only allowable costs resulting from obligations incurred during the funding period.

D. The Grantee shall use Grant funds and matching funds only for the purposes and activities specified in detail in EXHIBIT A, entitled "GRANT WORK PLAN AND
BUDGET" which is attached hereto and incorporated herein. Any uses not provided for in EXHIBIT A must be approved in writing by the Grantor in advance of expenditure by the Grantee.

2. Financial Management

A. The Grantee shall relate financial data to performance data and develop unit cost information whenever practical.

B. The Grantee shall maintain a financial management system in accordance with 7
CFR 3019.21.

C. Payment shall be made in accordance with 7 CFR 3019.22. If the Grantee cannot maintain a financial management system in accordance with 7 CFR 3019.21 or if
Grantee fails to satisfactorily meet any other conditions set forth in this
Agreement, the Grantee may be paid on a reimbursement basis, at the discretion of the Grantor.

i. If payment is to be made by advance, the Grantee shall request advance payment, but not more frequently than once every 30 days, of grant funds by using Standard Form 270, "Request for Advance or Reimbursement." Receipts,
hourly wage rate, personnel payroll records, or other documentation must be provided upon request from the Agency.

ii. If payment is to be made by reimbursement, the Grantee shall request reimbursement of grant funds, but not more frequently than once every 30 days, by using Standard Form 270, "Request for Advance or Reimbursement." Receipts,
hourly wage rate, personnel payroll records, or other documentation, as determined by the Agency, must be provided with the request to justify the amount.

D. If program income is earned during the time period of the grant, it may be used to replace other sources of matching funds if prior approval is received from the Agency. Program income that is not used as matching funds for the grant project must first be added to the total project costs and used to further eligible project or program objectives. Program income earned in excess of funds that can be used for matching funds or eligible expenses must be deducted from the total project or program allowable cost and will result in a reduction of the Federal share. Costs incident to the generation of program income may be deducted from gross income to determine program income, provided these costs have not been charged to the award.

E. The Grantee shall provide satisfactory evidence to the Grantor that the
Grantee has complied with the bonding or insurance requirements specified by
EXHIBIT B, "BONDING COVERAGE," which is attached hereto and incorporated herein.

F. The Grantee is subject to the audit requirements specified in EXHIBIT C,
"AUDIT REQUIREMENTS," which is attached hereto and incorporated herein.

3. Property Standards

The Grantee  must  adhere to the  property  standards  outlined in 7 CFR 3019.31 through 3019.37.

4. Procurement Standards

The Grantee must adhere to the procurement  standards  outlined in 7 CFR 3019.41 through 3019.48.

5. Reports

The Grantee shall submit financial and project performance reports  satisfactory to the Grantor in accordance with EXHIBIT D, entitled "REPORTING  REQUIREMENTS,"
which is attached hereto and incorporated herein.

6. Site Visits

The Grantee will allow the Grantor to conduct site visits as needed for monitoring the Grantee's progress and auditing the Grantee's financial records related to the performance under the Agreement. Failure to allow the Grantor to conduct site visits shall be grounds for terminating the grant.

7. Records

The Grantee shall retain and provide access to records as required by 7 CFR
3019.53.

8. Termination

The award that is the subject of this Agreement shall only be terminated in accordance with 7 CFR 3019.61.

9. Enforcement

The terms and conditions of this award will be enforced using the provisions of
7 CFR 3019.62.

10. Extensions

     If the grant will not be completed by the end of the funding period, as defined in paragraph 1.C., the Grantee may request an extension. The extension must be requested at least 30 days prior

to the end of the funding period or it will not be considered. The request must be in writing and addressed to the State Director. It must include the following information: (1) the time period of the extension requested; (2) a revised budget and work plan demonstrating that funds will be completely expended by the end of the extension; (3) the reason(s) why the extension is being requested;
and (4) what steps will be taken by the Grantee to ensure that the project is completed by the end of the extension. Submission of a request for an extension does not guarantee that the Agency will approve the extension. The Agency may grant one no-cost extension of up to one year at its discretion. However, extensions will only be approved in cases where significant circumstances beyond the Grantee's control prohibited timely performance of grant activities.
Extensions will not be approved for changes in scope.

11. Other Conditions

If the Grantee is a farmer or rancher cooperative, the Grantee's Board of
Directors must take director training on cooperative governance and the responsibilities of cooperative directors during the time period of the Grant.
Members on the Board of Directors that have taken this training previously can certify, in writing, to the Grantor the specifics of the training and when it was completed. Any new members or members who have not completed the training previously must complete the training as approved by the Grantor.

IN WITNESS WHEREOF, Grantee has this day authorized and caused this Agreement to be signed it its name and its corporate seal to be hereunto affixed and attested by its duly authorized officers thereunto, and the Grantor has caused this
Agreement to be duly executed on its behalf by:

By: /s/ Karol King
   -------------------------
Name (Grantee):   Karol King
Title:            Chairman, SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date  11-03-06
    ----------

United States of America
Rural Business-Cooperative Service

By: /s/ Theresa M. Jordison
   ---------------------------------
Name (Grantor):   Theresa M. Jordison
Title:            Area Director

                                    EXHIBIT A

                           GRANT WORK PLAN AND BUDGET
   ---------------------------------------------------------------------------------------------------
                                     Start     End        Budget
   ---------------------------------------------------------------------------------------------------
    Task                             Date      Date         Federal    Cash .   In-Kind   Total
   ---------------------------------------------------------------------------------------------------
    Task 1: Pay for administrative   9/1/06    9/31/07       15,000    15,000               30,000
    staff salaries during
    construction and start up period

    Responsible Staff: SIRE Board
   ---------------------------------------------------------------------------------------------------
    Task 2: Rental of Temporary      10/1/06   12/31/08      14,000    14,000               28,000
    Office Space                                                                               .

    Responsible Staff:
   ---------------------------------------------------------------------------------------------------
    Task 3: Pay for permanent staff  10/1/07   12/31/07     271,000   309,000               580,000
    salaries for three months as per
    staffing  schedule   shown   in
    Work Plan

    Responsible Staff: SIRE, Board
   ---------------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------------
    Total Cost of Project                                   300,000   338,000               638,000
   ---------------------------------------------------------------------------------------------------

Southwest Iowa Renewable Energy, LLC Work plan revised for 11/06 to 12/07
---------------------------------------------------------------------------------------------------------
                               Start       End             Budget
---------------------------------------------------------------------------------------------------------
 Task                          Date        Date            Federal  Cash         In-Kind      Total
---------------------------------------------------------------------------------------------------------
 Task 1: Pay for               11/1/06     12/31/07      $40,497      $40,497               $80,995
 Administrative staff
 salaries during
 construction and start
 up period
 Responsible Staff:
 SIRE Board
---------------------------------------------------------------------------------------------------------
 Task 2: Rental of             11/1/06     12/31/07     $9,450         $9,450               $18,900
 Temporary Office
 Space

 Responsible Staff:
 Administrator
---------------------------------------------------------------------------------------------------------
 Task 3: Pay for               1/08        4/08          $250,053     $329,947              $580,000
 permanent staff salaries
 for three months as per
 staffing schedule shown
 in Work Plan

 Responsible Staff:
 SIRE Board
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
 Total Cost of Project                                   $300,000     $379894               $679,895
---------------------------------------------------------------------------------------------------------
Revision prepared by Laura Schultz, Administrator

                                    EXHIBIT B

                                  BOND COVERAGE

The Grantee shall provide satisfactory evidence to the Grantor that the Grantee holds fidelity bond coverage in the amount of $300,000.00 that covers all officers and employees of the Grantee's organization authorized to receive or disburse Federal funds. The bond coverage shall be obtained from a company or companies holding certificates of authority as acceptable sureties, as prescribed in 31 CFR part 223, "Surety Companies Doing Business With the United
States."

                                    EXHIBIT C

                               AUDIT REQUIREMENTS

If a the Grantee is a non-profit corporation and the Grantee expends $500,000 or more in federal funds in one year, the Grantee shall be audited by a Certified
Public Accountant. The audit, for the years the Grantee receives this financial assistance, will be conducted in accordance with Generally Accepted Government
Auditing Standards (GAGAS) and OMB Circular A-133. These audits are due within 9 months after the end of the Grantee's fiscal year. The Grantor is to receive a copy of this audit.

If the Grantee is a nonprofit corporation and the Grantee expends less than
$500,000 in federal funds or the Grantee is a for profit corporation and the
Grant amount is greater than $100,000, the project shall be audited by a
Certified Public Accountant in accordance with Generally Accepted Government
Auditing Standards (GAGAS). This audit will be a limited-scope audit focused only on the expenditure of grant and matching funds to assess compliance with applicable laws and regulations. It must be completed within 90 days after the funding period with a copy submitted to the Grantor.

If the Grantee is a nonprofit corporation and the Grantee expends less than
$500,000 in federal funds or the Grantee is a for profit corporation and the
Grant amount is $100,000 or less, the Grantee is subject to an audit by the
Grantor of all records whose retention is required by the Agreement. This audit will focus only on the expenditure of grant and matching funds to assess compliance with applicable laws and regulations and must be completed within 90 days after the funding period.

                                    EXHIBIT D

                             REPORTING REQUIREMENTS

You must provide Rural Development with a paper copy original or an electronic copy that includes all required signatures of the following reports. The reports should be submitted to the Agency contact listed for your assigned state in
Section VII of the VAPG NOSA. Failure to submit satisfactory reports on time may result in suspension or termination of your grant. Both performance reports and financial reports must be in compliance with 7 CFR 3019.51 and 3019.52.

A. Form SF-269 or SF-269A. A "Financial Status Report," listing expenditures according to agreed upon budget categories, on a semi-annual basis. Reporting periods end each March 31 and September 30. Reports are due 30 days after the reporting period ends. A final "Financial Status Report" is due within 90 calendar days of the completion of the project. Reports will be on a cash basis.

B. Semi-annual performance reports. Reports are due as provided in paragraph (A)
of this section. These reports shall include the following:

i. A comparison of actual accomplishments to the objectives for that period.
Objectives should be reported by specific task breakdown as described in the approved work plan and budget.

ii. Reasons why established objectives were not met, if applicable.

iii. Reasons for any problems, delays, or adverse conditions which will affect attainment of overall program objectives, prevent meeting time schedules or objectives, or preclude the attainment of particular objectives during established time periods. This disclosure shall be accomplished by a statement of the action taken or planned to resolve the situation.

iv. Objectives and timetables established for the next reporting period.

v. A summary at the end of the report with the following elements to assist in documenting the annual performance goals of the VAPG program for Congress.

If funds were awarded for working capital, the Grantee must discuss the following

    o Number of jobs created as a result of the project;
    o Any increase in producer revenues as a result of the project;
    o Any increase in customer base as a result of the project; and
    o Projects with  significant  energy  components  must report expected or actual capacity (e.g.  gallons of ethanol produced  annually,  megawatt hours produced annually) and any emissions  reductions  incurred during the project.

vi. Compliance with any special condition on the use of award funds should be discussed.

C. Final project performance reports. Reports are due as provided in paragraph
(A) of this section. These reports shall include the following:

i. A comparison of actual accomplishments to the objectives for that period.
Objectives should be reported by specific task breakdown as described in the approved work plan and budget.

ii. Reasons why established objectives were not met, if applicable.

iii. Reasons for any problems, delays, or adverse conditions which will affect attainment of overall program objectives, prevent meeting time schedules or objectives, or preclude the attainment of particular objectives during established time periods. This disclosure shall be accomplished by a statement of the action taken or planned to resolve the situation.

iv. Objectives and timetables established for the next reporting period.

v. Compliance with any special condition on the use of award funds should be discussed.

vi. Responses to the following:

          a. What have been the most challenging or unexpected aspects of this program?

          b. What advice you would give to other organizations planning a similar program. These should include strengths and limitations of the program. If you had the opportunity, what would you have done differently?

          c. If an innovative approach was used successfully, the Grantee should describe their program in detail so that other organizations might consider replication in their areas.

vii. A summary at the end of the report with the following elements to assist in documenting the annual performance goals of the VAPG program for Congress.

If funds were awarded for planning activities, the Grantee must discuss the following:

          o    Number of expected jobs created as a result of continuing
               project;
          o    Any expected increase in producer revenues as a result of
               continuing the project;
          o    Any expected increase in customer base as a result of continuing the project; and
          o    Projects with significant energy components must report expected capacity (e.g. gallons of ethanol produced annually, megawatt hours produced annually) and any emissions reductions expected as a result of continuing the project.

If funds were awarded for working capital, the Grantee must discuss the following

          o    Number of jobs created as a result of the project;
          o    Any increase in producer revenues as a result of the project;
          o    Any increase in customer base as a result of the project; and
          o    Projects with significant energy components must report expected or actual capacity (e.g. gallons of ethanol produced annually, megawatt hours produced annually) and any emissions reductions incurred during the project.

viii. The Grantee must submit supporting documentation for completed tasks, which includes, but are not limited to, feasibility studies, marketing plans, business plans, and an accounting of how working capital funds were spent.

D. SF-272. If the Grantee receives advance payments, the Grantee shall submit a
"Report of Federal Cash Transactions," listing expenditures according to agreed upon budget categories, on a quarterly basis. Reporting periods end each March
31, June 30, September 30, and December 31. Reports are due 15 calendar days after the reporting period ends.

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